                                                                    Exhibit 10.2


                                      LEASE

                                     BETWEEN

                         MACK PARAMUS AFFILIATES, Lessor

                                     - and -

                       LONG BEACH ACCEPTANCE CORP., LESSEE

                             Dated: March 5th, 1997

                            TABLE OF CONTENTS

DESCRIPTION ...............................................................1

TERM ......................................................................1

BASIC RENT ................................................................1

USE AND OCCUPANCY .........................................................2

CARE AND REPAIR OF PREMISES/ENVIRONMENTAL .................................2

ALTERATIONS, ADDITIONS OR IMPROVEMENTS ....................................4

ACTIVITIES INCREASING FIRE INSURANCE ......................................4

ABANDONMENT ...............................................................4

ASSIGNMENT AND SUBLEASE ...................................................5

COMPLIANCE WITH RULES AND REGULATIONS .....................................7

DAMAGES TO BUILDING/WAIVER OF SUBROGATION .................................8

EMINENT DOMAIN ............................................................8

INSOLVENCY OF LESSEE ......................................................9

LESSOR'S REMEDIES ON DEFAULT ..............................................9

DEFICIENCY ................................................................9

SUBORDINATION OF LEASE ...................................................10

SECURITY DEPOSIT .........................................................10

RIGHT TO CURE LESSEE'S BREACH ............................................11

LIENS ....................................................................11

RIGHT TO INSPECT AND REPAIR ..............................................11

SERVICES TO BE PROVIDED BY LESSOR ........................................11

ELECTRICITY ..............................................................12

ADDITIONAL RENT ..........................................................13
(A) OPERATING COST ESCALATION ............................................13
(B) FUEL, UTILITIES AND ELECTRIC COST ESCALATION .........................13
(C) TAX ESCALATION .......................................................14
(D) LEASE YEAR ...........................................................14
(E) PAYMENT ..............................................................14
(F) BOOKS AND RECORDS ....................................................15
(G) RIGHT OF REVIEW ......................................................15
(H) OCCUPANCY ADJUSTMENT .................................................15

INTERRUPTION OF SERVICES OR USE ..........................................16

LESSEE'S ESTOPPEL ........................................................16

                                       i

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HOLDOVER TENANCY .........................................................16

LESSOR'S WORK - LESSEE'S DRAWINGS ........................................17

RIGHT TO SHOW PREMISES ...................................................17

WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS ........................ 17

LATE CHARGE ..............................................................17

NO OTHER REPRESENTATIONS .................................................17

QUIET ENJOYMENT ..........................................................17

INSURANCE ................................................................18
(A) LESSEE'S INSURANCE ...................................................18
(B) LESSOR'S INSURANCE ...................................................20
(C) WAIVER OF SUBROGATION ................................................20

RULES OF CONSTRUCTION/APPLICABLE LAW .....................................20

INDEMNITY ................................................................21

APPLICABILITY TO HEIRS AND ASSIGNS .......................................21

PARKING SPACES ...........................................................21

LESSOR'S EXCULPATION .....................................................21

BROKER ...................................................................21

PERSONAL LIABILITY .......................................................22

NO OPTION ................................................................22

DEFINITIONS ..............................................................22
(A) PROPORTIONATE SHARE ..................................................22
(B) COMMON FACILITIES ....................................................22
(C) FORCE MAJEURE ........................................................23
(D) BUILDING HOURS .......................................................23
(E) ADDITIONAL RENT ......................................................23
(F) AFFILIATED COMPANY ...................................................23

LEASE COMMENCEMENT .......................................................23

NOTICES ..................................................................24

MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE ...............................24

LEASE CONDITION ..........................................................24

ACCORD AND SATISFACTION ..................................................24

EFFECT OF WAIVERS ........................................................24

NUMBER AND GENDER ........................................................24

LESSOR'S RESERVED RIGHT ..................................................24


                                       ii

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CORPORATE AUTHORITY .....................................................25

GOVERNMENT REQUIREMENTS .................................................25

GUARANTY ................................................................25

RENEWAL OPTIONS .........................................................25

RIGHT OF FIRST OFFER ....................................................26

CANCELLATION OPTION .....................................................26

ADDITIONAL SPACE OPTION .................................................27

OVERTIME HVAC USE .......................................................27

                                       iii

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         LEASE, made the 5th day of March, 1997, between MACK PARAMUS
AFFILIATES, whose address is 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as "Lessor"); and LONG BEACH ACCEPTANCE CORP., a corporation of the State of Delaware, whose address is 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter referred to as "Lessee").

         1. DESCRIPTION. Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, the following space: Approximately 34,759 gross rentable square feet consisting of approximately 15,504 gross rentable square feet on the first (1st) floor (the "First Floor Space") and approximately 19,255 gross rentable square feet on the fourth (4th) floor (the "Fourth Floor Space") (the First Floor Space and the Fourth Floor Space being hereinafter, collectively, referred to as "Demised Premises" or "Premises") approximately as shown on the plan or plans, initialed by the parties hereto, marked "Exhibit A" and made a part of this Lease, which includes an allocable share of the Common Facilities, in the building known as Mack Centre II located at One Mack Center Drive, Paramus, New Jersey (hereinafter referred to as "Building"), which is situated on that certain parcel of land (hereinafter referred to as "Office Building Area"), as described on Exhibit A-1 attached hereto and made a part of this Lease, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined. Notwithstanding the foregoing, from and after the commencement of the thirteenth (13th) month following the Commencement Date, as hereinafter defined (the "6,150 Commencement Date"), through the remainder of the Term, as the same may be extended or renewed, Lessee shall lease from Lessor additional space consisting of approximately 6,150 gross rentable square feet on the fourth (4th) floor, as shown on Exhibit A attached hereto and made a part hereof (the "6,150 Space"), which space shall not be contiguous to the Fourth Floor Space, and from and after the 6,150 Commencement Date, Lessee's Premises shall consist of a total of approximately 40,909 gross rentable square feet of space, comprised of the First Floor Space, the Fourth Floor Space, and the 6,150 Space, and all of the terms and provisions of this Lease, to include the work to be performed by Lessor pursuant to Exhibit C, shall be deemed applicable to the 6,150 Space, and the Term Basic Rent payable as of the 6,150 Commencement Date shall be increased to reflect the inclusion of the 6,150 Space, as more particularly described in Section 3.

         2. TERM. The Premises are leased for a term of seven (7) years and two
(2) months to commence on March 1, 1997 and to end at 11:59 p.m. on April 30, 2004 (hereinafter referred to as the "Term" or "Lease Term").

         3. BASIC RENT. The Lessee shall pay to the Lessor during the Term, with respect to both the original Premises and the 6,150 Space, basic rent in the amount of Seven Million Thirty-one Thousand Seven Hundred Twenty-four and 69/100 ($7,031,724.69) Dollars (hereinafter referred to as "Term Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            (a) The Term Basic Rent with respect to the Premises only shall accrue as follows:


--------------------------------------------------------------------------
        PERIOD                ANNUAL BASIC RENT    MONTHLY BASIC RENT
--------------------------------------------------------------------------
Commencement Date - 12th         $712,907.09           $59,408.92
month of Term
--------------------------------------------------------------------------
13th - 24th months of Term       $730,286.59           $60,857.22
--------------------------------------------------------------------------
25th - 36th months of Term       $747,666.09           $62,305.51
--------------------------------------------------------------------------
37th - 48th months of Term       $765,045.59           $63,753.80
--------------------------------------------------------------------------
49th - 60th months of Term       $782,425.09           $65,202.09
--------------------------------------------------------------------------


                                       1

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---------------------------------------------------------------------------
61st - 72nd months of Term       $791,114.84           $65,926.24
---------------------------------------------------------------------------
73rd - 86th months of Term       $799,804.59           $66,650.38
---------------------------------------------------------------------------


            (b) The Term Basic Rent with respect to the 6,150 Space only shall accrue as follows:


-------------------------------------------------------------------------------
        PERIOD              ANNUAL BASIC RENT   MONTHLY BASIC RENT
-------------------------------------------------------------------------------
6,150 Space
Commencement Date - 12th
month following 6,150
Space Commencement Date        $124,230.00          $10,352.50
-------------------------------------------------------------------------------
13th - 24th months
following 6,150 Space
Commencement Date              $127,305.00          $10,608.75
-------------------------------------------------------------------------------
25th - 36th months
following 6,150 Space
Commencement Date              $130,380.00          $10,865.00
-------------------------------------------------------------------------------
37th - 48th months
following 6,150 Space
Commencement Date              $133,455.00          $11,121.25
-------------------------------------------------------------------------------
49th - 60th months
following 6,150 Space
Commencement Date              $136,530.00          $11,377.50
-------------------------------------------------------------------------------
61st - 72nd months
following 6,150 Space
Commencement Date              $138,067.50          $11,505.63
-------------------------------------------------------------------------------
73rd month following 6,150
Space Commencement Date
- expiration of Term           $139,605.00          $11,633.75
-------------------------------------------------------------------------------


The aforesaid installments of Monthly Basic Rent shall be payable in advance on the first day of each calendar month during the Term, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Lease Term commences on a date other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the sum of Fifty-nine Thousand Four Hundred Eight and 92/100 ($59,408.92) Dollars by check, subject to collection, for Monthly Basic Rent for the first month of the Lease Term. Lessee shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Mack Management Corp., as agent for Lessor, at Lessor's above stated address, or to such other agent as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent as appropriate.

         4. USE AND OCCUPANCY. Lessee shall use and occupy the Premises as general offices and for no other purpose.

         5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises; this covenant to

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survive the expiration or sooner termination of the Lease. Lessor shall, at
Lessee's expense, make all necessary repairs to the Premises. Lessor shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost, except where the repair has been made necessary by misuse by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, within thirty (30) days of demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

                  Notwithstanding anything contained herein to the contrary, Lessor represents and warrants to Lessee that Lessor has received no notice of a violation of any law, order or regulation of any federal, State or municipal government or of any environmental requirement with respect to the Premises, the 6,150 Space, the Building or the Office Building Area.

                  Lessee acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Lessee shall comply with any and all such laws, rules and regulations. Lessee represents to Lessor that Lessee's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ISRA applicability. Any change by Lessee to an operation with a SIC Number subject to ISRA shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor sixty
(60) days prior to the proposed change. Lessor, at its sole option, may deny consent.

                  Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with ISRA. Lessee shall bear all costs and expenses incurred by Lessor associated with any required ISRA compliance resulting from Lessee's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ISRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ISRA as they are issued or received by the Lessee.

                  Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601,

ET SEQ.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 ET SEQ. and/or the Industrial Site Recovery Act ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, ET SEQ., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance. Notwithstanding anything contained herein to the contrary, Lessee shall be permitted to keep small quantities of normal office supplies which may be included as Hazardous Substances such as cleaning supplies and copier supplies, provided the same are properly stored, handled and disposed of in full compliance with all environmental laws.

                  In the event Lessee fails to comply with ISRA as stated in this Section or any other governmental law as of the termination or sooner expiration of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental of one hundred fifty (150%) percent of the Monthly Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

                  Lessee agrees to indemnify and hold harmless the Lessor and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Lessor or any such mortgagee relating to or arising out of any breach by Lessee of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

                  Notwithstanding anything contained herein to the contrary, Lessee shall have no responsibility for any cost or expense for any Hazardous Substance or environmental condition caused or created by Lessor or determined to have been in existence at the Demised Premises prior to the Commencement Date of this Lease to the extent Lessee has not exacerbated any such pre-existing condition. Lessee agrees to notify Lessor immediately upon the discovery of any such pre-existing Hazardous Substance or environmental condition.

         6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises. Notwithstanding anything contained herein to the contrary, Lessor's consent shall not be required with respect to alterations, additions or improvements, the aggregate cost of which does not exceed Ten Thousand and 00/100 ($10,000.00) Dollars in any one (1) Lease Year provided same do not affect any structural portions of the Building or any HVAC, electrical, plumbing or other Building systems. In any event, Lessee shall notify Lessor of any such proposed alteration, addition or improvement and, if requested by Lessor, Lessee shall provide Lessor with plans and specifications of any such alterations, additions or improvements.

         7. ACTIVITIES INCREASING FIRE INSURANCE. Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

         8. ABANDONMENT. Lessee shall not, without first obtaining the written consent of Lessor, abandon the Premises, or allow the Premises to become vacant or deserted. Notwithstanding the foregoing, no event of default shall be deemed to have occurred by virtue of Lessee's abandonment of the Demised Premises provided Lessee continues to fulfill all of its obligations under this Lease including by way of example but not limitation, the payment of all Term Basic Rent and Additional Rent and the maintenance of all insurance required under
Section 33. If the costs of any insurance are increased resulting from Lessee's abandonment of the Demised Premises, Lessee shall pay such increased insurance costs.

         9. ASSIGNMENT AND SUBLEASE. Lessee may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Premises in any manner except as specifically provided for in this Section 9:

                  (A) In the event that Lessee desires to sublease the whole or any portion of the Premises or assign the within Lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Lessor in writing not less than thirty (30) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee within ten (10) business days of Lessor's receipt of such written communication, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole lessee of Lessor hereunder or alternatively to recapture said space and the within Lessee shall be fully released from any and all obligations hereunder.

                  (B) In the event that Lessor elects not to recapture the Lease as hereinabove provided, Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, delayed or denied and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

                           (1) The Lessee shall provide to Lessor the name and
                  address of the assignee or sublessee.

                           (2) The assignee or sublessee shall assume, by
                  written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against the Lessor shall be no greater than those of the Lessee.

                           (3) The Lessee and each assignee shall be and remain
                  liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Term Basic Rent reserved herein as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                           (4) The Lessee and any assignee shall promptly pay to
                  Lessor one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent (Basic and Additional), as and when received in excess of the Term Basic Rent and Additional Rent required to be paid by Lessee for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased. As used herein, net consideration and/or net rent shall mean gross rent (basic and additional rent) or gross consideration less any reasonable brokerage or tenant work paid by Lessee in connection with the assignment or sublet, said brokerage or tenant work to be amortized over the term of the assignment or sublet.

                           (5) In any event, the acceptance by Lessor of any
                  rent (Basic and Additional) from the assignee or from any of the subtenants or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                           (6) Lessee shall reimburse Lessor for Lessor's actual
                  costs in connection with the handling charges for each request for consent to any sublet or assignment prior to its consideration of the same; however, in no event shall such payment exceed Five Hundred and 00/100 ($500.00) Dollars in any one instance.

                           (7) Lessee shall have no claim, and hereby waives the
                  right to any claim, against Lessor for money damages by reason of any refusal, withholding or delaying by Lessor of any consent, and in such event, Lessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement. Lessor acknowledges that Lessee may commence such action by means of an Order to Show Cause before the Superior Court of New Jersey, in which event Lessor acknowledges Lessee's rights to an expedited proceeding and to notify Lessor of the institution of the Order to Show Cause by telephonic means. Lessor and Lessee further agree that the determination of such Court shall be conclusive and nonappealable.

                  (C) Any sublet or assignment to an Affiliated Company shall not be subject to the provisions of Subsections 9(A), 9(B)(4) or 9(B)(6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Section shall apply.


                  (D) In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                  Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event

         Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

                  (E) Without limiting any of the provisions of Sections 13 and 14, if pursuant to the Federal Bankruptcy Code (herein the "Code") or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to one
         (1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Lessor), which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Section 17.

                  (F) Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

                  (G) If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of this Section 9 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock] which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets, (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Lessee immediately prior to such merger, consolidation or transfer or (b) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least ten (10) days prior to the effective date of any such transaction.

         10. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the

Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to reasonably prescribe the weight and position of all safes, machines and equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

         11. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease; or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Term Basic Rent and any Additional Rent, shall be apportioned as of the date of said surrender and any Term Basic Rent or any Additional Rent paid for any period beyond the later of the thirtieth (30th) day after said notice or the date Lessee surrenders possession shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and except as stated above, Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

                  In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Term Basic Rent and an equitable reduction in the Base Period Costs as established in Section 23 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section 11 shall include repairs. If the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Basic Rent, except to the extent of any rent insurance received by Lessor.

                  Except as provided in Section 5 hereof with respect to environmental matters only, notwithstanding the provisions of this Section or any other provision of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other and its or their agents, servants, employees and partners for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, waives all claims against any tenant of the Building that has similarly waived claims against such Lessee), and each party shall obtain, for each policy of such insurance, provisions waiving any claim against the other party [and against any other tenant(s) in the Building that has waived subrogation against the Lessee] for loss or damage within the scope of such insurance.

         12. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Term Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Term Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the demised premises, there shall either be an abatement or an equitable reduction of the Term Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award.

         13. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or
(b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Section 15 hereof.

         14. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of Term Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof, Lessor may give Lessee notice of such default, and if Lessee does not cure any Term Basic Rent or Additional Rent default within five (5) days of the giving of such notice or other default within thirty (30) days after giving of such notice
[or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty
(30) days and thereafter proceed with reasonable diligence and in good faith to cure such default], then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 13 or 14 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

         15. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive Term Basic Rent and Additional Rent therefor. Term Basic Rent and Additional Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Term Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Term Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Term Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

                  Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law, or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of reentry, expiration and/or dispossess, an amount equal to the difference between the Term Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the Term demised and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of Term Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six (6%) percent per annum.

                  Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, in the event of a default which results in the Lessor recovering possession of the Premises, Lessor will use reasonable efforts to relet the Premises in order to mitigate its damages provided that Lessor shall retain the right, in the exercise of its reasonable business judgment, to approve any tenant and determine the reasonable terms and conditions of any lease, including, but not limited to, rent and length of term. Notwithstanding the foregoing, Lessor shall not be obligated to display the Premises to prospective tenants if Lessor has other premises available in the Building or in the building owned by Lessor's affiliate known as Mack Centre III located at 140 Ridgewood Avenue, Paramus, New Jersey. However, if prospective tenants do not find such other premises suitable, Lessor agrees that it will then display the Premises to the prospective tenants.

                  Lessor's remedies hereunder are in addition to any remedy allowed by law.

                  Lessee agrees to pay, as Additional Rent, all attorney's fees and other expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

         16. SUBORDINATION OF LEASE. This Lease and any option contained herein shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or first deed of trust, be subject and subordinate to any such underlying leases and to any such first mortgage and/or first trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or first trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage and first trust deeds or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion. Lessor agrees to obtain, on behalf of Lessee, a nondisturbance agreement from any future first mortgagee or future holder of a first trust deed, and in connection therewith, Lessee agrees to attorn to said future first mortgagee or future holder of a first trust deed. Any charges assessed by the holders of said mortgage or trust deed in connection with the obtaining of the aforesaid nondisturbance agreement shall be paid by Lessor.

         17. SECURITY DEPOSIT. In the event any security is required to be deposited pursuant to the terms of this Lease and in the event Lessor uses any of said security deposit to cure Lessee's default(s) or meet any of Lessee's obligations, Lessee covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the security to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of such security; and Lessee agrees to look solely to the new lessor for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor.

                  In the event of the insolvency of Lessee, or in the event of the entry of a judgment in bankruptcy in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit security in the amount specified in Section 9(E) to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

         18. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

         19. LIENS. Lessee shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Lessor or any ground or underlying lessor in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Lessee, any Construction Lien Claim or other lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and Lessee shall indemnify and save harmless Lessor and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all costs, expenses and other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee or any contractor or subcontractor of Lessee for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.

         20. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof.

         21. SERVICES TO BE PROVIDED BY LESSOR. While Lessee is not in monetary default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof:

                  (A) The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

                  (B) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season and as set forth on Exhibit C attached hereto and made a part hereof, together with Common Facilities lighting, electric energy and water all during "Building Hours", as hereinafter defined.

         22. ELECTRICITY.

                  (A) Lessor shall furnish the Lessor's Standard Electric Service (as hereinafter defined) which Lessee shall require in the Demised Premises on a rent inclusion basis. That is, there shall be no charge to Lessee for such Standard Electric Service by way of measuring the same on any meter or otherwise, such Standard Electric Service being included in Lessor's services which are covered by the Term Basic Rent reserved hereunder. Lessor shall not be liable in any way to Lessee for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Lessor. Lessee, however, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises.

                  (B) The Lessor's Standard Electric Service shall, unless otherwise provided by agreement in writing between the parties, provide the electrical current for usual office requirements, equipment and heating, ventilating and air-conditioning systems, all consistent with the requirements of Exhibit C attached hereto, from 8:00 a.m. to 6:00 p.m. on every day, Monday through Friday, and on Saturdays from 8:00 a.m. to 1:00 p.m., but excluding those holidays set forth on Exhibit E attached hereto. In no event shall Lessor's Standard Electric Service include electrical current for any computer room installation or for any requirements needing greater than a 15-amp line except as otherwise set forth on Exhibit C, and all electricity for any computer room or for any requirements needing greater than a 15-amp line except as otherwise set forth on Exhibit C shall be paid for by Lessee. All installations of electrical fixtures, appliances and equipment within the Demised Premises shall be subject to Lessor's prior written approval which approval shall not be unreasonably withheld or delayed.

                           Lessee shall pay to Lessor in equal monthly
installments, in advance, the reasonable cost of electrical services and energy in excess of the Standard referred to above, whether resulting from the installation of additional fixtures, appliances or equipment with or without Lessor's consent, or from use at times other than those set forth above.

                  (C) In the event that the utility company that furnishes electric energy to Lessor, for supply to the Lessee, declines to continue furnishing electric energy to Lessor for Lessor's Standard Electric Service as a result of a statewide change in the manner in which utility companies furnish electrical energy to commercial buildings, Lessor reserves the right to discontinue furnishing electric energy to Lessee at any time, upon reasonable notice to Lessee, and from and after the effective date of such termination, Lessor shall no longer be obligated to furnish Lessee with electric energy, provided, however, that such termination date shall not occur until Lessee has made arrangements to obtain electric service directly from the public utility company servicing the Building and has actually received such service. If Lessor exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Lessee shall diligently arrange to obtain electric service directly from the utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Lessee's then authorized connected load. Lessor shall not be obligated to pay any part of any cost required for Lessee's direct electric service. Commencing with the date when Lessee receives such direct service, the Annual Basic Rent payable under this Lease shall be reduced by (i) a sum equal to 10.76(%) percent through the day immediately preceding the 6,150 Commencement Date or (ii) by a sum equal to 12.67(%) percent from and after the 6,150 Commencement Date, as the case may be, of Lessor's total cost of electricity for Lessor's Standard Electric Service, as that is reflected in the Base Utility and Energy Costs established pursuant to Subsection 23(B) of this Lease, and the Base Utility and Energy Period Costs shall be reduced by the amount by which the Annual Basic Rent payable pursuant to this Lease is reduced. However, to the extent that some of the Lessor's Standard Electric Service continues to be furnished by Lessor, then the reduction as provided for herein shall only be adjusted accordingly to reflect said fact.

         23. ADDITIONAL RENT. It is expressly agreed that Lessee will pay in addition to the Term Basic Rent, provided in Section 3 above, an additional rental to cover Lessee's Proportionate Share, as hereinafter defined, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for each of said categories.

                  (A) OPERATING COST ESCALATION. If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located and Office Building Area for any Lease Year or proportionate part thereof if the Lease Term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries, social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment; fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices whether or not the same shall be enumerated as part of the services or obligations of Lessor hereunder (hereinafter collectively referred to as the "Operating Costs"), but not including: depreciation of Building or equipment; interest; income, excess profits or similar taxes; costs of maintaining the Lessor's corporate existence; and franchise taxes. As used in this Subsection 23(A), the Base Period Costs for Operating Costs, herein the Base Operating Costs, shall be those costs incurred during the first twelve
         (12) months of the Term (exclusive of any extraordinary or one-time costs).

                  (B) FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter "Utility and Energy Costs"). If during the Lease Term the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric and other utilities and heating, ventilating and air conditioning for the Building to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent and without regard to the fact that Lessor has agreed to provide said service, its Proportionate Share, as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Subsection 23(B), the Base Period Costs for Fuel, Utilities and Electric, herein the Base Utility and Energy Costs, shall be determined by multiplying the average rate in effect (including fuel surcharges and/or adjustments) between January 1, 1997 and June 30, 1997 by the usage incurred during the first twelve (12) months of the Term.

                  (C) TAX ESCALATION. If during the Lease Term the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Real Estate Taxes.

                           As used in this Subsection 23(C), the words and terms which follow mean and include the following:

                           (i) The Base Period Costs for Real Estate Taxes,
                  herein the "Base Real Estate Taxes," shall be those real estate taxes assessed against the Building and Office Building Area applicable to July 1, 1996 through June 30, 1997.

                           (ii) "Real Estate Taxes" shall mean the property
                  taxes and assessments imposed upon the Building and Office Building Area, or upon the Term Basic Rent and Additional Rent, as such, payable by Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If, due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Term Basic Rent any excise, sales, use, gross receipts or other taxes (other than a net income, excess profits or similar tax) which may be imposed on or measured by such Term Basic Rent or Additional Rent or may be imposed on Lessor or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted.

                  (D) LEASE YEAR. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Commencement Date and each twelve (12) month period thereafter. Once the Base Period Costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Proportionate Share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories. Notwithstanding anything contained herein to the contrary, once the Base Period Costs are established, Lessor reserves the right to calendarize billing and payment in order to establish operating consistency.

                  (E) PAYMENT. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Proportionate Share with respect to each of the categories as estimated for the current Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, its Proportionate Share, as hereinafter defined, of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments on the first day of each month, such new rates being applied to any months for which the Monthly Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation, and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly Basic Rent, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 23(D) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less than twelve
         (12) months].

                           In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

                  (F) BOOKS AND RECORDS. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives, at all reasonable times so that Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

                  (G) RIGHT OF REVIEW. Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

                  (H) OCCUPANCY ADJUSTMENT. If, with respect to Operating Cost Escalation, as established in Subsection 23(A) hereof, and Utility and Energy Cost Escalation, as established in Subsection 23(B) hereof, the Building is not ninety-five (95%) percent occupied during the establishment of the respective Base Periods, then the Base Period Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five (95%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the Base Period the Building is less than ninety-five (95%) percent occupied during all or part of the Lease Year involved, the Utility and Energy Cost and Operating Cost shall not be less than that which would have been incurred had ninety-five (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost or Utility and Energy Cost is separately billed or metered or paid for directly by any Building tenant, to include but not be limited to Lessee, or for which Lessor receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment.

                  (I) Notwithstanding anything contained herein to the contrary, Lessee shall not be obligated to pay Utility and Energy Costs escalations pursuant to Subsection 23(B) or Real Estate Tax escalations pursuant to Subsection 23(C) above until the commencement of the second (2nd) Lease Year of the Term, whereupon all amounts which have accrued for the period prior thereto with respect to such Utility and Energy Costs escalations and Real Estate Tax escalations shall be due and payable.

         24. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in Term Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service. If Lessor fails to take such measures as may be reasonable under the circumstances to restore the curtailed service, Lessee's remedies shall be limited to an equitable abatement of Term Basic Rent and Additional Rent for the duration of the curtailment beyond said reasonable period to the extent such Premises are not reasonably usable by Lessee or to a claim of constructive eviction. If the Premises are rendered untenantable in whole or in part, for a period of six (6) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Term Basic Rent and Additional Rent from and after said sixth (6th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed within a reasonable time after receipt of such notice to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The remedies provided for in this
Section 24 shall be Lessee's sole remedies for any interruption of service or use as described above.

         25. LESSEE'S ESTOPPEL.

                  (A) Lessee shall, from time to time, within ten (10) days of Lessor's written request, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in fall force and effect as modified and listing the instruments of modification; the dates to which the Term Basic Rent and Additional Rent and charges have been paid; to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and, if so, specifying the nature of the default; and any other information which Lessor shall reasonably request. It is intended that any such statement delivered pursuant to this Section 25 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

                  (B) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that: (i) this Lease is in full force and effect and not modified except as Lessor may represent; (ii) not more than one
(1) payment of Monthly Basic Rent has been paid in advance; (iii) there are no such defaults; and, (iv) notices to Lessee shall be sent to Lessee's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, Lessee shall not be relieved of its obligation to deliver said statement.

         26. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Section 26 shall not be subject to extension for Force Majeure.

         27. LESSOR'S WORK - LESSEE'S DRAWINGS.

                  (A) Lessor agrees that, at Lessor's expense, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Demised Premises in accordance with Exhibit C attached hereto and made a part hereof. All of said Exhibit C work, whether paid for in whole or in part by Lessee, is and shall remain the Lessor's property.

                  (B) Lessee will supply such drawings and information to Lessor as and when required as set forth in Exhibit C. Any delay occasioned by Lessee's failure to supply such drawings and information on or before the dates set forth in Exhibit C shall not delay the Commencement Date of the Term, as hereinafter defined, and Lessee's obligations hereunder and the Commencement Date shall be the date the Premises would have been delivered to Lessee pursuant to Section 2, but for Lessee's delay.

                  (C) Lease Commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including but not limited to its failure to comply with Subsection 27(B) above. Occupancy by Lessee or the delivery of a Certificate of Occupancy (temporary or permanent) by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work. Lessee's early entry upon the Premises for the purpose of performing installations therein as permitted pursuant to Exhibit C shall not be deemed "occupancy" for the purposes of this Subsection 27(C).

         28. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the nine (9) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee.

         29. WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS. If Lessor commences any summary proceedings or an action for nonpayment of Term Basic Rent or Additional Rent, Lessee shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Lessee and Lessor both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors under or connected with this Lease or any of its provisions.

         30. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of six (6%) percent of any installment of Monthly Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. Lessee shall not be charged a Late Charge the first two (2) times Lessee is late during each Lease Year of the Term until Lessee, as to each such time during each Lease Year, is given five (5) days' notice and an opportunity to cure said nonpayment within said notice period and fails to cure said nonpayment within said time.

         31. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

         32. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

         33. INSURANCE.

                  (A) LESSEE'S INSURANCE.

                           (1) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

                                    (a) "All Risk" property insurance against
                  fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee and or under Lessee's care, custody or control located in the Building or within the Office Building Area or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example and not by way of limitation, furniture, fixtures, fittings, installations and any other personal property (but excluding the work done by Lessor in connection with Exhibit C which is owned by Lessor) in an amount equal to the full replacement cost thereof.

                                    (b) Comprehensive General Liability
                  Insurance coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability naming Lessor and Lessor's mortgagee or trust deed holder and ground lessors (if any) as additional named insureds in an amount per occurrence of not less than One Million and 00/100 ($1,000,000.00) Dollars combined single limit bodily injury and property damage.

                                    (c) Business interruption insurance in such
                  amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Lessee pursuant to this Lease or attributable to prevention or denial of access to the Premises, Building or Office Building Area as a result of such perils.

                                    (d) Workers' Compensation insurance in form
                  and amount as required by law.

                                    (e) Any other form or forms of insurance or
                  any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses.

                           (2) All insurance policies required pursuant to this Subsection 33(A) shall be taken out with insurers rated A+XV by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey and shall be in form satisfactory from time to time to Lessor. A policy or certificate evidencing such insurance together with a paid bill shall be delivered to Lessor not less than fifteen (15) days prior to the commencement of the Term hereof. Such insurance policy or certificate will unequivocally provide an undertaking by the insurers to notify Lessor and the mortgagees or ground lessors (if any) of Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Should a certificate of insurance initially be provided, a policy shall be furnished by Lessee within thirty (30) days of the Term's commencement. The aforesaid insurance shall be written with no deductible.

                           (3) In the event of damage to or destruction of the Building and/or Premises entitling Lessor or Lessee to terminate this Lease pursuant to Section 11 hereof, and if this Lease be so terminated, Lessee will immediately pay to Lessor all of its insurance proceeds, if any, relating to the leasehold improvements and alterations (but not Lessee's trade fixtures, equipment, furniture or other personal property of Lessee in the Premises) which have become Lessor's property on installation or would have become Lessor's property at the Term's expiration or sooner termination. If the termination of the Lease, at Lessor's election, is due to damage to the Building, and if the Premises have not been so damaged, Lessee will deliver to Lessor, in accordance with the provisions of this Lease, the improvements and alterations to the Premises which have become on installation or would have become at the Term's expiration, Lessor's property.

                           (4) Lessee agrees that it will not keep or use or offer for sale (if sales of goods is a permitted use pursuant to Section 4 hereof) in or upon the Premises or within the Building or Office Building Area any article which may be prohibited by any insurance policy in force from time to time covering the Building or Office Building Area. In the event Lessee's occupancy or conduct of business in or on the Premises or Building or Office Building Area, whether or not Lessor has consented to the same, results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Office Building Area, Lessee shall pay such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Lessor. In determining whether increased premiums are a result of Lessee's use and occupancy a schedule issued by the organization computing the insurance rate on the Building or Office Building Area showing the components of such rate shall be conclusive evidence of the items and charges making up such rate. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, Office Building Area or Premises.

                           (5) If any insurance policy carried by either party as required by this Section 33 shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way by reason of the use or occupation of the Premises, Office Building Area or Building or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (i) forty-eight (48) hours after notice thereof from Lessor, or (ii) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease.

                  (B) LESSOR'S INSURANCE. Lessor covenants and agrees that throughout the Term it will insure the Building [excluding any property with respect to which Lessee is obligated to insure pursuant to Subsection 33(A)(1)(a) above] against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground lessor (if any), or if none, as would be carried by a prudent owner of a similar building in the area. In addition, Lessor shall maintain and keep in force and effect during the Term, rental income insurance insuring Lessor against abatement or loss of Term Basic Rent, including items of Additional Rent, in case of fire or other casualty similarly insured against, in an amount at least equal to the Term Basic Rent and Additional Rent during, at the minimum, one Calendar Year hereunder. Lessor may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground lessor (if any) of Lessor may require or reasonably determine available. All insurance carried by Lessor on the Building or Office Building Area shall be included as an Operating Expense pursuant to Subsection 23(A). Notwithstanding its inclusion as an Operating Expense or any contribution by Lessee to the cost of insurance premiums by Lessee as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor. Lessee further acknowledges that the exculpatory provisions of this Lease as set forth in
Section 38 and the provisions of this Section 33 as to Lessee's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and to avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Lessee. Lessor will not carry insurance of any kind on Lessee's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Lessor) of Lessee under this Lease and Lessor shall not, except as to the aforesaid Exhibit C items owned by Lessor, be obligated to repair any damage thereto or replace the same.

                  (C) WAIVER OF SUBROGATION. Any all risk policy or similar casualty insurance, which either party obtains in connection with the Premises, Building or Office Building Area shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining said coverage.

         34. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Lessee's part to be performed, shall be deemed and construed as a separate and independent covenant of Lessee, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey (excluding New Jersey conflict of laws) and by the state courts of New Jersey. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         35. INDEMNITY. Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's account) in or about the Dernised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding. The provisions of this Section 35 shall survive the expiration or sooner termination of this Lease.

         36. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

         37. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of one hundred eighty-four (184) parking spaces only, eighteen
(18) of which Lessor shall assign, and one hundred sixty-six (166) of which will be unassigned. From and after the 6,150 Commencement Date, Lessee's occupancy of the Demised Premises shall include the use of two hundred nine (209) parking spaces only, twenty-one (21) of which Lessor shall assign, and one hundred eighty-eight (188) of which will be unassigned. Lessor reserves the right to reassign assigned parking to comparable facilities in connection with any modification to the Building or Office Building Area permitted pursuant to this Lease. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area.

         38. LESSOR'S EXCULPATION. Lessor shall not be liable to Lessee for any loss suffered by Lessee under any circumstances, including, but not limited to
(i) that arising from the negligence of Lessor, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Premises and/or the Building and Office Building Area including the structural and non-structural portions thereof; or (ii) for loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) for that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Lessor is obligated to furnish pursuant to this Lease; or (iv) for that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Lessor; or (v) for any interruption to Lessee's business, however occurring.

                  The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease) thereby permitting potential cost savings in connection with the Operating Expenses borne by Lessee pursuant to Section 23.

         39. BROKER. Lessee represents and warrants to Lessor that Edward S. Gordon Company of New Jersey is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee.

         40. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members, (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any portion in Lessor shall not be deemed an asset or property of Lessor. The foregoing limitation of liability shall be noted in any judgment secured against Lessor and in the judgment index.

         41. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

         42. DEFINITIONS.

                  (A) PROPORTIONATE SHARE. Lessee's Proportionate Share, wherever that phrase is used, shall be (i) 10.76(%) percent through the day immediately preceding the 6,150 Commencement Date or (ii) 12.67(%) percent from and after the 6,150 Commencement Date, as the case may be, which the parties agree reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as set forth in Section 1 [the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator], measured outside glass line to outside glass line but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 23(A) or any utility provided for in Subsection 23(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 23(H). Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

                  (B) COMMON FACILITIES. Common Facilities shall include, by way of example and not by way of limitation, the nonassigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; and all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessee's use of those Common Facilities not open to all Building tenants is subject to Lessor's consent which may be denied for any reason. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-tenant parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

                  (C) FORCE MAJEURE. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Section 26, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

                  (D) BUILDING HOURS. As used in this Lease, the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturday, 8:00 a.m to 1:00 p.m., excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment is necessary or desirable to insure proper operation of the Building and Office Building Area.

                  (E) ADDITIONAL RENT. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

                  (F) AFFILIATED COMPANY. Affiliated Company shall mean any corporation related to such party as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under
Section 1563 of the Internal Revenue Code of 1986, as amended, and as elaborated by the Treasury Regulations promulgated thereunder.

         43. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence, cannot deliver possession of the Premises as provided for in Subsection 27(A) to Lessee at the commencement of the agreed Term as set forth in Section 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full Term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to terminate at 11:59 p.m. of the day immediately preceding said seven (7) year and two (2) month anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates. Nothing contained herein shall be deemed to modify the commencement of the Lease Term as set forth in Section 2 and Lessee's obligations hereunder if Lessor is unable to deliver the Demised Premises on the Commencement Date by reason of Lessee's failure to comply with the requirements of Subsection 27(B). Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Demised Premises to Lessee on or before August 1, 1997 as such date may be extended for reasons of Force Majeure, and provided the reason therefor has not been as a result of Lessee's acts or omissions, then, and in such event, Lessee may cancel this Lease upon thirty (30) days' notice to Lessor, which notice may be given on or after July 1, 1997(as such date may be extended for reasons of Force Majeure), and unless Lessor delivers possession of the Demised Premises within the aforesaid thirty
(30) days (similarly extended for reasons of Force Majeure), this Lease shall terminate upon the expiration of said thirty (30) day period (as extended for Force Majeure if applicable) and the parties shall be released herefrom.

         44. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or if sent by a recognized overnight courier service or if sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at the above described Building, with a copy to Norman R. Gritsch, Esq., Long Beach Mortgage Company, 1100 Town and Country Road, Orange, California 92668; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally or by a recognized overnight courier service, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

         45. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         46. LEASE CONDITION. This Lease is expressly conditioned upon Lessor obtaining the consent of its permanent lender to the terms of this Lease within thirty (30) days of the date hereof, failing which this Lease, at Lessor's sole option, shall be null and void and the parties released herefrom and any deposit monies paid to Lessor upon execution hereof shall be promptly returned to Lessee.

         47. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

         48. EFFECT OF WAIVERS. No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial installment of Monthly Basic Rent by Lessor during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by the waiving party.

         49. NUMBER AND GENDER. The terms "Lessor" and "Lessee" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and neuter shall include the masculine and/or feminine, and if there be more than one, the obligations hereof shall be joint and several.

         50. LESSOR'S RESERVED RIGHT. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, provided that in connection therewith Lessee shall continue to have reasonable access to the Premises.

         51. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

         52. GOVERNMENT REQUIREMENTS. In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Lessor and Lessee, the interpretation of Lessor shall prevail, and Lessor shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

         53. GUARANTY. This Lease is expressly conditioned on the execution by Long Beach Mortgage Company of the guaranty of the terms, covenants and conditions in this Lease to be performed and observed by Lessee in the form and substance attached hereto and made a part hereof as Exhibit F.

         54. RENEWAL OPTIONS. Lessee is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

                  (A) At the time of the exercise of each option to renew and at the time of the said renewal, the Lessee shall not be in monetary default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

                  (B) Notice of the exercise of the first option shall be sent to the Lessor in writing at least nine (9) months before the expiration of the Term of this Lease, and notice of the exercise of the second option shall be sent to Lessor in writing at least nine (9) months before the expiration of the first renewal option, TIME HEREBY BEING MADE OF THE ESSENCE.

                  (C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Term of this Lease, and the second renewal term to commence at the expiration of the first renewal term, and all of the terms and conditions of this Lease, other than the Basic Rent, shall apply during any such renewal term.

                  (D) The Annual Basic Rent to be paid during the first renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions); and the Annual Basic Rent to be paid during the second renewal term shall be not less than that paid for the Premises during the last year of the first renewal term (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if the fair rental value per square foot at the commencement of either renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the

         Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with buildings similar to the Building and located within the Paramus, New Jersey area comparable to the Building, who shall be a member of The Appraisal Institute ("MAI") and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of either renewal term, the Annual Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

         55. RIGHT OF FIRST OFFER. Provided Lessee is not in monetary default pursuant to any of the terms and conditions of this Lease and further provided Lessee has not exercised its right of cancellation as set forth in
Section 56 below, Lessee shall have a right of first offer to lease additional contiguous space on the fourth (4th) floor of the Building, in its "AS IS" condition, which hereafter may become vacant and available (hereinafter referred to as the "First Offer Space"), subject only to whatever prior rights as to said space exist in connection with the leasing of space in the Building to the tenants to whom said leases are granted. Lessor will advise the Lessee of the availability of said space and Lessee shall have ten (10) business days within which to respond to Lessor's offer, TIME HEREBY BEING MADE OF THE ESSENCE. Should Lessee accept Lessor's offer, the Basic Rent per gross rentable square foot of the First Offer Space to be paid by Lessee shall be equal to that which Lessee is then paying for the Premises plus the Additional Rent Lessee is then paying for the Premises pursuant to the terms and provisions of this Lease, and the description of Lessee's Premises, Basic Rent and Lessee's Proportionate Share shall be adjusted to reflect the inclusion of the First Offer Space. The term for the First Offer Space shall be coterminous with the Term for the Premises, except that to the extent that there shall be less than five (5) years remaining on the original Term of this Lease, Lessee shall be deemed to have automatically extended the original Term of this Lease (for all space leased) to expire at 11:59 p.m. of the day immediately preceding the fifth (5th) anniversary of the commencement date of the First Offer Space. Additionally, the Basic Rent to be paid by Lessee for all space leased for any period beyond the eighty-six (86) month anniversary of the Commencement Date shall accrue at the rate of Twenty-six and 14/100 ($26.14) Dollars per gross rentable square foot. Should Lessee decline Lessor's offer or fail to respond, then, and in such event, Lessee shall lose forever any prospective rights of first offer on fourth (4th) floor space in the Building, and Lessor shall be free to lease said space to any other tenant upon the same terms and conditions as offered to Lessee. Upon the exercise of this option, the cancellation option as provided for in Section 56 below shall be declared null and void and of no further force or effect.

         56. CANCELLATION OPTION. Subject to Sections 55 and 57 hereof and provided Lessee is not in default, Lessee, at its option, may cancel and terminate this Lease at the expiration of the sixty-second (62nd) or seventy-fourth (74th) months of the Term only, provided, as a condition of such cancellation and termination, it (a) gives twelve (12) months' written notice to Lessor of such cancellation and termination; (b) pays to the Lessor, together with such cancellation notice, the sum of (i) Three Hundred Seventy-two Thousand Four Hundred Ninety-nine and 85/100 ($372,499.85) Dollars plus the then current Additional Rent should it elect to cancel this Lease at the expiration of the sixty-second (62nd) month of the Term, or (ii) Two Hundred Twenty-three Thousand Four Hundred Ninety-nine and 91/100 ($223,499.91) Dollars plus the then current Additional Rent should it elect to cancel this Lease at the expiration of the seventy-fourth (74th) month of the Term; (c) continues to perform all of the terms and conditions of the Lease until the date of its cancellation and termination; (d) enters into a Surrender and Acceptance Agreement effective as of the cancellation date or, at Lessor's option, consents to the entry of a judgment immediately awarding possession of the Premises to Lessor with enforcement of said judgment stayed by its terms until the cancellation date as provided for herein; and (e) actually vacates the Premises broom clean and in good order and repair as required by the Lease on the surrender date free and clear of liens, encumbrances and tenancies of any kind or nature.

         57. ADDITIONAL SPACE OPTION. Provided Lessee is not in default pursuant to any of the terms and conditions of this Lease and subject to the availability of the Additional Space, as hereinafter defined, Lessee shall have the option of leasing additional space consisting of between approximately 10,000 gross rentable square feet and 16,000 gross rentable square feet of contiguous space on the fourth (4th) floor (hereinafter referred to as the "Additional Space"), in its "AS IS" condition, which Additional Space may, at Lessor's option, be split between contiguity to (i) the Fourth Floor Space and (ii) the 6,150 Space. Not later than the expiration of the thirty-sixth (36th) month of the Lease Term, Lessee shall notify Lessor in writing of its desire to lease the Additional Space, which Additional Space, if available, shall be delivered to Lessee between the thirty-sixth (36th) and fiftieth (50th) months of the Term, as determined in Lessor's sole discretion. Should Lessee elect to lease the Additional Space,
(i) the cancellation option as provided for in Section 56 above shall be declared null and void and of no further force or effect, and (ii) Lessee shall be deemed to have automatically extended the original Term of this Lease (for all space leased) to expire at 11:59 p.m. on the day immediately preceding the fifth (5th) anniversary of the commencement date of the Additional Space. Upon the exercise of this option, and upon the commencement of the term for said Additional Space, the Demised Premises and Proportionate Share shall increase accordingly and be deemed amended to include said Additional Space. The Basic Rent per gross rentable square foot of the Additional Space to be paid by Lessee shall be equal to the per square foot rate which Lessee is then paying for the 6,150 Space pursuant to the terms and provisions of this Lease. The Basic Rent to be paid by Lessee to Lessor for all space leased for any period extending beyond the eighty sixth (86th) month anniversary of the Commencement Date shall accrue at the rate of Twenty-six and 14/100 ($26.14) Dollars per gross rentable square foot per annum.

         58. OVERTIME HVAC USE. Lessor hereby agrees, at its sole cost and expense, to install an override switch with time recorders to permit Lessee to operate Building HVAC zones on an overtime basis. It is understood and agreed that Lessee shall pay to Lessor, as Additional Rent, the actual costs incurred with respect to such overtime use. The amounts to be paid pursuant to this Section 58 shall be deemed Additional Rent due under the Lease and shall be payable upon demand, failing which Lessor shall have all the remedies as permitted by this Lease and the law for the collection of rent.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.



                                     MACK PARAMUS AFFILIATES, Lessor

                                     By:    /s/ William L. Mack
                                          --------------------------------
                                     Name:  WILLIAM L. MACK
                                          --------------------------------
                                     Title: GENERAL PARTNER
                                           -------------------------------

                                     LONG BEACH ACCEPTANCE CORP., Lessee

                                     By:   /s/ George S. Ginsberg
                                          --------------------------------
                                     Name: George S. Ginsberg
                                          --------------------------------
                                     Title: Executive Vice President & Secretary
                                          --------------------------------------

                                    EXHIBIT B

                              RULES AND REGULATIONS

1 OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the building shall not be obstructed or encumbered by Lessee, its visitors, agents, servants, employees, customers, contractors, licensees or used by Lessee for any purpose other than egress and egress to and from the premises.

2. Windows: Windows in the premises shall not be covered or obstructed by Lessee. No bottles, parcels, or other articles shall be placed on the windowsills, in the halls, or in any other part of the building other than the leased premises. No article shall be thrown out of the doors or windows of the premises.

3. PROJECTIONS FROM BUILDING: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the windowsills of the building or otherwise affixed so as to project from the building, without the prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the premises, or any part of the inside of the premises so as to be clearly visible from the outside of the premises, without the prior written consent of the Lessor. However, Lessee shall have the right to place its name on any door leading into the premises, the size, color and style thereof to be subject to the Lessor's approval.

Lessor shall place Lessee's name on the directory in the lobby of the building. Lessee shall not have the right to have additional names placed on the directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay any hard surface flooring so that the same shall come in direct contact with the floor of the premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other similar adhesive material being expressly prohibited. Lessee shall reimburse Lessor for the cost of any sound insulation required in the premises below the hard surface flooring area.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the premises free of vibration and noise which may be transmitted beyond the limits of the leased premises.

7. LOCKS, KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee nor shall any changes be made in existing locks or the mechanism thereof. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor, all keys to any space within the building, either furnished to or otherwise, procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the premises, shall ensure that all windows are closed and entrance doors locked.

8. CONTRACTORS: No contract of any kind with any supplier of towels, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like, service shall be entered into by Lessee, nor shall any vending machine of any kind be installed in the Office Building Area without the prior written consent of Lessor. Lessee shall not employ any person or persons other than Lessor's janitors for the purpose of cleaning the premises, without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the premises, however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the premises, manufacture or store goods, wares or merchandise upon the premises, without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of its business permit the premises to be used for gambling; make any unusual noises in the building, permit to be played any musical instrument on the premises, permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced upon the premises. Lessee shall not permit any portion of the premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as barber or manicure shop. Canvassing, soliciting and peddling in the Office Building and the Office Building Area are prohibited, and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises.

10. MECHANICAL, PLUMBING, ELECTRIC, LIFE SAFETY OR TELEPHONE WORK: Lessee shall at no time perform any alteration, additions, or repairs to the air conditioning, heating, ventilating, plumbing, fire protection, or electrical systems servicing the premises or the building, without obtaining the prior written consent of Lessor. Lessor reserves the right 'through the use of its own contractors, to perform all work on these above referenced systems through the use of Lessor's approved contractors. All telephone work shall be performed by Lessee in accordance with all applicable building codes and regulations and shall be installed so as not to interfere with the operation of any fire dampers, or fire separation systems. All penetrations shall be sealed to maintain the integrity of the fire separation walls. Lessor shall backcharge Lessee for all restoration work required that is not performed by Lessee as outlined above. The location of all plumbing, electrical, HVAC and telephone work which is to be installed shall be subject to the Lessor's approval which shall include a review of the number of appliances and their location. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc., shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT, OR BULKY MATTER: The carrying in or out of safes, freight, furniture, or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to Lessor's prior approval, move freight, furniture, bulky matter, and other material into or out of the premises on Saturdays between the hours of 9:00 a.m. and 3:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security for Lessee's obligation to pay such additional cost, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security for such cost. There shall not be used in the Office Building or premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the building. Lessee shall be responsible for the cost of removal of all boxes, garbage and debris caused by the movement of the furniture, freight or delivery of materials. Lessee shall notify the superintendent of the building at least 24 hours in advance of any anticipated deliveries which will require the removal of debris.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the maximum weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. The cost of additional reinforcing, if required, shall be the responsibility of the Lessee.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY TENANTS: Lessor shall not be liable to Lessee for any violation or non-observance of the rules and regulations by any other Lessee, its servants, employees, agents, visitors, invitees, sublessees, or licensees, nor is Lessor obligated to enforce the rules and regulations or the terms, covenants, or conditions in any other lease against any other Lessee.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the building between the hours of 6:00 p.m. and 8:00 a.m., on Monday to Friday inclusive, and between the hours of 1:00 p.m., on Saturday and 8:00 a.m., on the following Monday, as well as legal holidays any visitor not authorized by tenant to have access. Each Lessee shall be responsible for any after-hours utilization of the premises by its personnel and visitor not authorized by tenant to have access. Each Lessee shall be responsible for any after-hours utilization of the premises by its personnel and visitors an shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area not designated for use by other tenants or visitors.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to a Lessor for its purposed in operating the Office Building:

     (a) the exclusive right to the use of the name of the Office Building for all purposes, except that Lessee may use the name as its business address and for no other purposes;

     (b) the right to change the name or address of the office Building, without incurring any liability to Lessee for doing so;

     (c) the right to install and maintain a sign on the exterior of the Office Building;

     (d) the exclusive right to use or dispose of the use of the roof of the Office Building;

     (e) the right to limit the space on the directory of the Office Building to be allotted to Lessee;

     (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Office Building.

                                   EXHIBIT 'C'



                           WORK TO BE DONE BY LANDLORD



                                 MACK CENTRE II

                               PARAMUS, NEW JERSEY



                        LONG BEACH ACCEPTANCE CORPORATION

                                     Tenant



                                JANUARY 15, 1997
                    REVISED ON PAGES NOTED: FEBRUARY 3, 1997
                    REVISED ON PAGES NOTED: FEBRUARY 5, 1997
                      REVISED ON PAGES NOTED: MARCH 4, 1997

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997


                                   EXHIBIT 'C'

1.00     GENERAL CONDITIONS

1.01 Landlord agrees that, at its expense, prior to commencement of this Lease, it will do the following Building Standard work in the Demised Premises.

1.02 Landlord shall use only new and first-class materials in the performance of new work and will provide Tenant with samples before installation.

1.03 Building Standards - those materials and/or details shown on final approved set of working drawings.

1.04 Landlord will provide a complete space to meet all State and local codes and requirements.

1.05 Landlord will obtain and pay for all permits and inspections required for occupancy.

1.06 Landlord will furnish all labor, material and equipment required to complete the work described on drawings and in the specifications and perform all demolition as may be required.

1.07 Tenant may in Tenant's plans substitute different materials, equipment (except for Building Standard sun shading at the exterior windows) and lighting fixtures for installation in the Demised Premises for those specified as Building Standard. In such event, Landlord shall furnish and install in the Demised Premises such material, equipment and fixtures so substituted by Tenant as part of Landlord's Work, provided that all such material, equipment and fixtures shall be of a quality at least equal to the quality of similar items specified as Building Standard; and provided further that if the cost to Landlord of furnishing and installing such substituted material, equipment and fixtures shall exceed the cost for the relevant material, equipment and fixtures specified as Building Standard, the amount of such excess shall be paid by Tenant to Landlord upon presentation of a statement, bill or invoice. The cost of any substituted material, equipment or fixtures shall be determined by Landlord and agreed to by Tenant, prior to any work being done in the Demised Premises in connection with such substituted items. The Landlord will submit a proposal for work authorization to Tenant for its approval.


                                     1 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

1.07     (Cont'd)

         Such proposal will contain a budget cost of the substituted item as described by Landlord, plus a fee as hereinafter described. If Tenant shall request Landlord to omit any item of material, equipment or fixtures specified as Building Standard which Landlord has not therefore installed and the omission thereof will not in the judgment of Landlord delay completion of any of the other Landlord's work, Landlord shall not install, and shall be under no further obligation to install such item, but Tenant shall not be entitled to a credit with respect to any Building Standard material, equipment or fixtures omitted. When Landlord or its subcontractors shall perform work with respect to any substituted item as aforesaid, the cost to Tenant for a special item substituted for said Building Standard material, Landlord's equipment or fixtures, if more expensive than such Building Standard material, shall be Landlord's cost of the special item minus Landlord's cost of the Building Standard item, plus (1) a sum equal to the difference between two such costs multiplied by a fee of ten (10%) percent for office overhead, plus five (5%) for profit.

1.08 Prior to the Commencement Date of this Lease, contractors and subcontractors performing Tenant's work shall be of Landlord's choice except for Tenant's telephone company. Tenant's own work may be done prior to the Commencement Date of this Lease, provided that the work being done by the Landlord at the Building or in the Demised Premises has progressed sufficiently for Tenant to commence its work without unduly interfering with the work of the Landlord and Landlord shall give at least fifteen (15) days prior to the Lease Commencement Date, access to Tenant and its contractor and subcontractors (as permitted) during normal working hours to enable Tenant to make Tenant's installations.* In connection with Tenant's access and entry into the Demised Premises prior to the commencement of the term to make Tenant's installations, Tenant shall receive, without charge, water, heat, ventilation or cooling during normal working hours, but only to the extent that such services are being supplied to Landlord's contractors and workmen at the Demised Premises at the time.


                                     2 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                   EXHIBIT 'C'
                                    (Cont'd)

1.08     (Cont'd)

         Tenant shall pay for hoist and rubbish removal service in connection with its own work. It is understood and agreed that Tenant's access and entry prior to the commencement of the Lease Term to make its installations is conditioned upon Tenant's Union workmen and Union mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other Tenant or its contractors. If, at any time, such entry shall cause disharmony or interference, then, Tenant's right to such access and entry shall be withdrawn by Landlord immediately.

         Workmen's Compensation and Public Liability Insurance and Property Damage Insurance, all in amounts and with companies and on forms satisfactory to Landlord shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, certificates for such insurance shall be furnished to the Landlord.

     * The term "Tenant's own work" shall be limited to Tenant's telephone installation, Tenant's installation of any low and/or modular work station partitioning and Tenant's computer equipment installations, however, all such work shall be performed by Union workmen.

1.09 Provided Landlord has obtained necessary Certificates of Occupancy, Landlord shall permit "early access" for a limited number of Tenant's employees for start-up purposes prior to Lease Commencement. Such access and entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for injury, loss or damage which may occur to any Tenant's decorations or installments so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk.

1.10 Landlord shall perform all demolition work as required to suit Tenant's layout including the termination and capping of existing electrical lines, plumbing, etc.


                                    3 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

2.00     DRAWINGS

2.01 Tenant's architect, at Landlord's expense pursuant to a separate agreement, shall provide complete architectural drawings for Landlord's use in constructing the tenant improvements.

2.02 Notwithstanding Section 2.01 hereof to the contrary, in the event Tenant elects to have Landlord's architect prepare the architectural drawings, then in such event Landlord's architect shall prepare such drawings at no expense to Tenant. In connection with the preparation of such drawings, Tenant shall furnish to Landlord the following:

               a. preliminary floor (space) plans with designation of partition types; etc.

               b.   location of special lighting and power receptacles.

               c.   millwork requirements.

               d.   location and extent of special ceiling requirements, if any.

               e. location and extent of special equipment including power and heat loads; etc.

2.03 Regardless of Tenant's election pursuant to Sections 2.01 and 2.02 above, Landlord, at its expense, shall arrange for the preparation of mechanical and electrical drawings for the tenant improvement work.

         Tenant shall have ten (10) days from receipt of said drawings to approve same, however, such approval shall be limited to a verification that the drawings conform with the specifications set forth in this Exhibit 'C'.

3.00     DIRECTORIES

3.01     Provide Tenant identification at Building directories.


                                     4 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

4.00     PARTITIONS

4.01 A partition allowance shall be provided as is necessary to conform to Tenant's layout.

4.02 New partitions to be 1-5/8" x 3-5/8" metal studs with 5/8" gypsum board both sides. Partitions including studs and drywall shall extend to the underside of finished ceiling, except where full height partitions are specified.

4.03 Partitions shall have full thick sound attenuation insulation between studs where specified.

4.04 Partitions terminating in the building exterior wall, shall meet either a mullion or a column without interfering with access to the peripheral enclosure.

5.00     DOORS AND BUCKS

5.01     All new door bucks to be 16 gauge hollow metal.

5.02 All new doors to be 7'-0" x 1-3/4" wood solid core, oak veneer, stain grade, in widths as shown except for entry door to each "suite", which shall be full height (8'-10") black anodized aluminum and tempered glass "narrow stile" doors. Secondary egress doors shall be 8'-10" solid core wood where fronting on common corridors.

6.00     GLAZING

6.01 Glazing in windows and doors shall be as required by local, State and Federal regulations and to meet design requirements.

6.02 Landlord shall furnish and install 2-0" wide glass sidelites at offices where specified.


                                    5 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                      REVISED:     MARCH 4, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

7.00     ROUGH AND FINISHED HARDWARE

7.01 Provide rough and finished hardware commensurate with office use including lock sets. Provide latch sets on individual office doors.

7.02     Lessor shall supply and install all rough and finish hardware.

7.03 Finish hardware to be Sargent or equal, grand-master keyed to Landlord's requirements.

7.04 All doors to be located, oriented and be equipped with hardware in accordance with local codes.

7.05 Landlord shall furnish and install a card key access system to approximately twelve (12) doors.

8.00     ACOUSTICAL CEILINGS

8.01 Existing lay-in acoustic tile ceiling grid shall remain in place to the extent feasible. All existing ceiling tile shall be replaced with new Armstrong Second Look II, rabbeted edge tile, and all existing grid to remain shall be re-painted.

8.02 To the extent required (as shown on the architectural drawings), new ceiling construction (grid and tile) of a type to match existing shall be provided.

9.00     CARPETING

9.01 Landlord shall remove existing floor coverings and furnish and install new floor coverings and base as selected by Tenant from Landlord's samples.

9.02     Up-graded carpet shall be provided in four (4) executive offices; one
         (1) law office; board room; conference rooms and Reception areas.


                                     6 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

10.00    WALL FINISHES

10.01 All interior wall finishes shall be paint except for upgraded wall coverings in four (4) executive offices; one (1) law office, board room, conference rooms and Reception areas.

10.02 All exposed interior ferrous metal surfaces including miscellaneous metal, piping, duct work and mechanical equipment shall receive two coats of enamel paint over one prime coat.

10.03 Metal doors, door bucks and other metal surfaces not having baked or enamel finish shall receive two coats of enamel paint over one coat of primer.

10.04 Paint manufacturers to be utilized are as follows: Glidden, or approved equal.

10.05    All painted graphics will be an extra.

11.00    WINDOW COVERING

11.01 Furnish and install Building Standard blinds, one color as established by Landlord on all exterior windows. Notwithstanding the foregoing, existing vertical blinds shall remain in place to the extent feasible, except that same shall be patched, repaired and cleaned as required.

12.00    FIRE EXTINGUISHERS

12.01 Provide fire extinguishers in general areas to meet all prevailing codes.

13.00    HVAC

13.01 A year-round variable volume air conditioning system designed to maintain a temperature of 78DEG.F, plus or minus 2DEG.F and a maximum relative humidity of 50% when outside conditions are 95DEG.F, DB; 76DEG.F WB. shall be furnished and installed.


                                     7 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                        REVISED:   MARCH 4, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

13.02 All areas will be zoned for each orientation or for interior spaces as designated so that the above mentioned space temperatures can be maintained providing, however, that the occupancy shall not exceed one
         (1) occupant per 140 gross square feet.

13.03 The system will be under time clock control set to start at 8:00 a.m. and shut down at 6:00 p.m. on normal business days and 8:00 a.m. to 1:00 p.m. on Saturdays (holidays excluded), except to the extent set forth to the contrary in the Lease.

13.04 All heating will be provided from perimeter electric baseboard radiation with the heat output controlled from outside air temperature to maintain the inside conditions.

13.05 Landlord shall furnish and install a maximum of two (2) plenum discharge exhaust fans in locations specified by Tenant.

13.06 Any special or separate HVAC Systems required by Tenant, shall be furnished and installed by Landlord, at Tenant's sole cost and expense. Notwithstanding the foregoing sentence to the contrary, Landlord shall furnish and install two (2) - three (3) ton ceiling mounted supplemental air conditioning unit in Tenant's LAN Room. All utility costs associated with the operation of said systems shall be the responsibility of the Tenant.

14.00    ELECTRIC SPECIFICATIONS

         The electrical service shall provide for 5 watts per Square Foot, 3 watts PSF for lighting and 2 watts PSF for power loads. With the exception of the electrical consumption described in Section 14.01 'E' below, the power and lighting described in Sections 14.01 and 14.02 hereof, shall constitute Standard Building Electric pursuant to the Lease.

14.01    POWER

          A. Duplex 110 volt wall receptacles shall be provided in accordance with Tenant's requirements. Receptacles to be located in drywall partitions.


                                     8 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                      REVISED:  FEBRUARY 5, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

14.01    (Cont'd.)

         Landlord shall re-use existing receptacles if possible. Tenant shall not be permitted to place duplex receptacles (or Telco or data outlets) at exterior building walls. Receptacles shall be standard 120 volt with three (3) duplex receptacles maximum per circuit.

         B. Landlord shall furnish and install separate circuits for Tenant's normal office equipment as specified by Tenant, 110 volt, 20 amp. maximum.

         C. Landlord shall furnish 110 volt electrical service to Tenant's systems furniture as such furniture is shown on the architectural drawings. All costs in connection with telephone and data wiring shall be the sole and complete responsibility of Tenant.

         D. All existing floor electrical and telephone outlets shall be terminated and capped.

         E. Landlord shall furnish and install the following special power outlets:

                         - Three (3) 30 amp, 208 volt dedicated power lines,
                           each on a separate breaker.

                         - Fourteen (14) 20 amp, 120 volt dedicated power
                           lines, each on a separate breaker.

                         - Five (5) 30 amp, 120 volt dedicated power lines,
                           each on a separate breaker.

                         - Twenty (20) 20 amp, 120 volt dedicated power lines,
                           each on a separate breaker, for Laser printer and copiers.

                  Landlord shall either meter or survey the electrical consumption from the above power lines and charge Tenant for such consumption based upon the Building utility rates.


                                     9 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                      REVISED:  FEBRUARY 5, 1997
                                   EXHIBIT 'C'
                                    (Cont'd)

14.01    (Cont'd.)

         F. To the extent Landlord is furnishing and installing power outlets in the Tenant's LAN Room, each dedicated power line (and/or circuit) shall terminate in an electrical panel within the LAN Room.

14.02    LIGHTING

         A. Landlord shall furnish new 2'-0" x 4'-0" 3 tube deep cell parabolic, recessed fluorescent lighting fixtures to accommodate Tenant's layout. The lighting layout shall be designed to provide approximately 70 FC, average maintained. Light fixture switching shall provide a minimum of one (1) switch for each room or area, or as shown on final Architectural Drawings.

         B.       Landlord shall furnish and install up-graded lighting in four
                  (4) executive offices; one (1) law office, board room, conference rooms and Reception areas. Such lighting shall include parabolic or parawedge recessed fluorescent troffers and incandescent (or incandescent/fluorescent) hi-hats.

14.03    Exit and emergency lighting to be provided as per code.

15.00    TELEPHONE

15.01 All telephone work and wiring in partitions, floors and ceilings to be done by the telephone company and will be the responsibility of the Tenant. Landlord will coordinate work with the other trades as required. Completion or non-completion of the telephone work will not delay the Tenant's acceptance of the Demised Space or the payment of rent. Tenant shall be responsible to advise its telephone company that the space above the hung ceiling is a return air plenum and the use of teflon sheathed wiring shall be required therein.

                                    10 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                      REVISED:  FEBRUARY 5, 1997
                                  EXHIBIT 'C'
                                    (Cont'd)

16.00    FLOOR LOADS

         Floor loadings shall be for normal office usage wherein floor design loads of 100 PSF uniform loading (inclusive of 20 PSF partition loads) shall not be exceeded. In the event that Tenant proposes floor loadings within the Demised Premises in excess of the foregoing for any of its equipment, Tenant shall be required to notify Landlord of such intended floor loadings for Landlord's approval.

17.00    EXCLUSIONS

17.01 The following items and fixtures are N.I.C. and shall be furnished by Tenant if required.

         A.       All furniture units including files.

         B. All special equipment related to the Computer Rooms and the like, (i.e. raised floors, special power equipment, special air conditioning, special fire suppression systems other than Building Standard automatic sprinklers for ordinary/light hazard occupancy, and similar specialties).

         C. All modular and bankscreen type partitioning and systems furniture.

18.00    SPECIALTY WORK

18.01 Landlord shall furnish and install plywood backboards and wood blocking where required for Tenant's telephone equipment.

18.02 Landlord shall construct Tenant's lunchroom and Coffee Stations which shall include:

                  - Sink with hot and cold water
                  - Formica lower and upper cabinets
                  - Micro-wave oven(s)
                  - Refrigerator(s)


                                    11 of 12

LONG BEACH ACCEPTANCE CORPORATION
MACK CENTRE II, PARAMUS, N.J.                                   JANUARY 15, 1997
                                                      REVISED:  FEBRUARY 3, 1997
                                                      REVISED:  FEBRUARY 5, 1997
                                                      REVISED:     MARCH 4, 1997

                                   EXHIBIT 'C'
                                    (Cont'd)

18.03    Intentionally Omitted.

18.04    Landlord shall furnish and install structural steel support for two (2)
         - 1800 pound UPS Systems (UPS by Tenant) in LAN Room.

18.05 Landlord shall furnish and install a six (6") inch raised floor at LAN Room, with ramp placed outside of LAN Room.

19.00    ALLOWANCES

19.01    Notwithstanding anything to the contrary contained in this Exhibit
         'C', it is the intention of Landlord to provide a turnkey fit-up as generally described in the foregoing Sections 1-18, and the preliminary space plans dated January 14, 1997 prepared by Wells Associates.
         Tenant agrees to reimburse Landlord the sum of $40,933.00 in consideration of Landlord undertaking certain additional work on Tenant's behalf with respect to Tenant's LAN Room and card access system. Landlord agrees to amortize said sum over the initial*Lease Term together with interest at ten (10%) percent per annum, said sum to be payable in equal monthly installments applicable first to interest and the balance to principal. In the event Tenant elects to have Landlord perform any additional work in the Demised Premises on its behalf, Tenant shall reimburse Landlord such costs in cash (or credit against any allowances due Tenant, at Tenant's option).

19.02 Landlord shall provide Tenant with a moving allowance in the amount of $54,890.25. Said allowance shall be paid to Tenant in cash (subject to the provisions of 19.01 above, if applicable) upon Tenant's occupancy of the Demised Premises and the commencement of the Lease.

         *- five (5) years of the


                                    12 of 12

                                    EXHIBIT D

                        GENERAL CLEANING SPECIFICATION

NIGHTLY

Between the hours of 6:00 p.m. and 6:00 a.m., Monday through Friday (legal holidays excepted).

                                PUBLIC AREAS

                         LOBBIES, CORRIDORS & VESTIBULES

                                             SERVICE                                                INTERVAL
                                             -------                                                --------
Glass Doors and                         Remove spots                                                As Necessary
Partitions

Flooring (hard surface)                 Damp mop                                                    Twice Weekly
                                        Damp mop and spray buff                                     Twice Weekly
                                        Strip and refinish                                          As Necessary

Carpet                                  Vacuum                                                      Nightly
                                        Spot Cleaned                                                As Necessary
                                        Shampoo                                                     Quarterly

Light Fixtures on                       Dust and/or wash                                            As Necessary
Multiple Tenancy Public
Corridors

ENTRANCE LOBBIES

Flooring

Stone                                   Wash                                                        Nightly

Marble, V/A Tile                        Damp mop                                                    Twice Weekly

Quarry, Tile                            Damp mop and spray buff                                     Twice Weekly
                                        Strip and refinish

Carpet                                  Vacuum                                                      Nightly
                                        Spot clean                                                  As Necessary
                                        Shampoo                                                     As Necessary

Walls, Light, Globes,                   Clean                                                       As Necessary
and Fixtures

ELEVATORS

Rugs                                    Vacuum and spot clean                                       As Necessary
                                        Shampoo                                                     Monthly

Walls, Ceilings,                        Damp wipe                                                   Nightly
Paneled Surfaces

Metal Finishes,                         Clean                                                       Nightly
Saddles                                 Clean                                                       Nightly

Light Fixtures:
Reflectors                              Damp wipe                                                   As Necessary
Diffusers                               Dust/Vacuum                                                 As Necessary

TENANT AREAS

Carpet                                  Vacuum all carpets                                          Nightly

Resilient Flooring                      Dust mop, using chemically treated dust                     Nightly
                                        system-spot clean spills.

Doors and Frames                        Remove all finger marks and smudges from                    As Necessary
                                        doors, partitions, woodwork, window
                                        ledges, window mullions and light
                                        switches.



Exhibit D

                                                 Service                                              Interval
                                                 -------                                              --------

Door Saddles (Metal)                     Polish                                                       Monthly

Glass Tops                               Damp wipe                                                    Nightly

Bookcases, Filing                        Dust                                                         As Necessary
Cabinets, Chairs,
Furniture, Shelves, and
Other Dust Collecting
Surfaces

Window Sills/Ledges                      Dust                                                         As Necessary

Ash Trays                                Empty and damp wipe                                          Nightly

Smoking Stands                           Remove refuse, damp wipe, dry polish                         Nightly
                                         exterior
                                         Replace sand                                                 As Needed

Drinking Fountains                       Damp wipe, clean and polish with                             Nightly
                                         disinfectant and water

Umbrella Racks                           Dust                                                         Nightly

Waste Paper Baskets                      Empty and damp wipe                                          Nightly

Partition Glass and                      Spot clean                                                   Nightly
Glass Doors

Ceiling Air Distribution,                Vacuum clean                                                 Monthly
Return Air Grills &
Surrounding Areas

Fabric Partitions                        Brush                                                        Monthly

Light Fixtures:                          Damp Wipe                                                    Annually
Lenses Interior &
Exterior

Fire Extinguisher                        Dust and wipe glass                                          As Necessary
Cabinets

Refuse                                   Remove to designated area dumpster or                        Nightly
                                         compactor

High Dusting                             Pictures, frames, charts, and similar                        Monthly
                                         wall hangings not reached in nightly
                                         cleaning, exterior of light fixtures,
                                         overhead pipes venetian blinds, window
                                         frames, files, shelves, book cases,
                                         and vertical surfaces - such as
                                         partitions, ventilating louvers, etc.
                                         not reached in nightly cleaning.

                         TOILETS, LOCKER ROOMS, SHOWER ROOMS AND POWDER ROOMS

Tile Floor                                Sweep                                                       Nightly
                                          Wash with germicidal detergent                              Nightly
                                          Machine scrub                                               Monthly

Metal Partitions, Doors,                  Spot Clean                                                  As Necessary
Horizontal Surfaces                       Damp wash with germicidal detergent                         Monthly
                                          and water

Tile Walls                                Spot clean                                                 As Necessary
                                          Wash with germicidal solution in water                     Monthly

Basins, Toilet Bowls,                     Wash with germicidal solution.                             Nightly
Urinals an Toilet Seats





Exhibit D

                                           Service                                                     Interval
                                           -------                                                     --------

Mirrors and Frames                         Wash and polish, mirrors,                                   Nightly
                                           powder shelves, bright work,
                                           including flushometers, piping, and
                                           toilet seat hinges.

Soap Dispensers                            Refill                                                       As Required

Sanitary Product                           Refill                                                       As Required
Dispensers                                 Handsoap, toilet tissues, hand towels

Wastepaper Baskets,                        Empty                                                        Nightly
Towel, and Sanitary
Disposal Receptacles
                                           Damp wash with germicidal solution                           Weekly

Light Fixture: Lenses                      Wash                                                         Semi-Annually


                        CAFETERIA, VENDING AREAS, LUNCH ROOMS

Basic cleaning specifications shall apply to all walls, floors and ceilings.

In buildings where there are kitchens and serving areas, the contractor shall be responsible only for the areas in front of the serving counters.

WINDOWS

All perimeter windows including atriums will be washed inside and outside four
(4) times per year.

All exterior metal will be wiped clean and polished, if necessary, at the same time windows are washed.

SNOW REMOVAL AND LANDSCAPING

Keep sidewalks and parking areas clean and free of snow and rubbish. Remove snow during day of ingress and egress, if necessary.
Keep lawn and landscaping properly maintained, if applicable.

SERVICES EXCLUDED

The following services are not included for building standard cleaning but can be provided at additional cost.

Additional service by way of illustration and not limitation:

1.       Carpet shampooing
2.       Waxing of hard surface floors
3.       Furniture polishing
4.       Furniture waxing
5.       Cleaning tenant private toilets, including supplies, etc.
6. All cleaning pertaining to the computer room shall be charged directly to the tenant as an extra. Computer room is defined as space with a "Raised" or "Floating" floor.

                                                                    EXHIBIT "E"


                                HOLIDAY SCHEDULE
                                ----------------

                                NEW YEARS DAY

                                WASHINGTON'S BIRTHDAY

                                GOOD FRIDAY

                                MEMORIAL DAY

                                INDEPENDENCE DAY

                                LABOR DAY

                                ELECTION DAY (PRESIDENTIAL ONLY)

                                THANKSGIVING DAY

                                CHRISTMAS DAY

                                  EXHIBIT F

                              GUARANTY OF LEASE

     WHEREAS, LONG BEACH ACCEPTANCE CORP., with offices at 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter referred to as "Lessee") is desirous of entering into the lease hereinafter mentioned; and

     WHEREAS, LONG BEACH MORTGAGE COMPANY, with offices at 1100 Town and Country Road, Orange, California 92668 (hereinafter referred to as "Guarantor") has requested MACK PARAMUS AFFILIATES, whose address is 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as "Lessor") to enter into a lease with the Lessee for seven (7) years and two
(2) months in the building known as Mack Centre II located at One Mack Center Drive, Paramus, New Jersey (hereinafter referred to as "Lease"); and

     WHEREAS, the Lessor has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

     NOW, THEREFORE, to induce the Lessor to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

     1. (a) The Guarantor unconditionally guarantees to the Lessor and the successors and assigns of the Lessor, the full and punctual performance and observance by the Lessee of all of the terms, covenants and conditions in said Lease contained on Lessee's part to be kept, performed or observed.

            (b) If, at any time, default shall be made by the Lessee in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Lessee's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Lessee.

            (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee.

     2. Any act of the Lessor, or the successors or assigns of the Lessor, consisting of a waiver of any of the terms or conditions of said Lease, provided such waiver does not materially increase the obligations of Lessee or Guarantor, or materially increase the obligations of Lessee or Guarantor, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Lessee, may be done without notice to the Guarantor and without releasing the obligations of the guarantor hereunder except with respect to such waivers.

     3. The obligations of the Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Lessee's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

     4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Lessee in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Lessee or the estate of the Lessee in bankruptcy, or of any remedy for the enforcement of the Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Lessee; (e) any disability or other defense of the Lessee; or (f) the cessation from any cause whatsoever of the liability of the Lessee.

     5. Until all the covenants and conditions in said Lease on the Lessee's part to be performed and observed are fully performed, observed, waived, released or forgiven by Lessor, the Guarantor: (a) shall have no right of subrogation against the Lessee by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under said Lease.

     6. Notwithstanding any payments of Basic Rent or Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Lessee either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Lessee, or an action or proceeding is commenced for the benefit of the creditors of the Lessee, and the Lessor is ordered to repay all or any portion of any payments made to Lessor which were received from or on behalf of the Lessee and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Lessor an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Basic Rent and Additional Rent arrears then due and payable.

            If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty (a) shall continue and remain in full force and effect, and
(b) if previously terminated as a result of the undersigned having fulfilled the undersigned's obligations hereunder in full or as a result of the Lessor having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

     7. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

     8. This instrument and the Lease may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

            IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the _____ day of February 1997.

                                       LONG BEACH MORTGAGE COMPANY


                                       BY:
                                          -------------------------------

                                GUARANTY OF LEASE

         WHEREAS, LONG BEACH ACCEPTANCE CORP., with offices at 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter referred to as "Lessee") is desirous of entering into the lease hereinafter mentioned; and

         WHEREAS, LONG BEACH MORTGAGE COMPANY, with offices at 1100 Town and Country Road, Orange, California 92668 (hereinafter referred to as "Guarantor") has requested MACK PARAMUS AFFILIATES, whose address is 370 West Passaic Street, Rochelle Park, New Jersey 07662 (hereinafter referred to as "Lessor") to enter into a lease with the Lessee for seven (7) years and two (2) months in the building known as Mack Centre II located at One Mack Center Drive, Paramus, New Jersey (hereinafter referred to as "Lease"); and

         WHEREAS, the Lessor has refused to enter into the said Lease unless the Guarantor guarantees said Lease in the manner hereinafter set forth.

         NOW, THEREFORE, to induce the Lessor to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the Guarantor hereby agrees as follows:

         1. (a) The Guarantor unconditionally guarantees to the Lessor and the successors and assigns of the Lessor, the full and punctual performance and observance by the Lessee of all of the terms, covenants and conditions in said Lease contained on Lessee's part to be kept, performed or observed.

            (b) If, at any time, default shall be made by the Lessee in the performance or observance of any of the terms, covenants or conditions in said Lease contained on the Lessee's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Lessee.

            (c) The liability of the Guarantor hereunder shall be enforceable against the Guarantor without the necessity for any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee.

         2. Any act of the Lessor, or the successors or assigns of the Lessor, consisting of a waiver of any of the terms or conditions of said Lease, provided such waiver does not materially increase the obligations of Lessee or Guarantor, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time, to the Lessee, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder except with respect to such waivers.

         3. The obligations of the Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance and observance of covenants and conditions in said Lease contained on the Lessee's part to be performed or observed; nor by any modification of such Lease, but in the case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

         4. The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Lessee in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Lessee or the estate of the Lessee in bankruptcy, or of any remedy for the enforcement of the Lessee's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the

Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Lessee; (e) any disability or other defense of the Lessee; or (f) the cessation from any cause whatsoever of the liability of the Lessee.

         5. Until all the covenants and conditions in said Lease on the Lessee's part to be performed and observed are fully performed, observed, waived, released or forgiven by Lessor, the Guarantor: (a) shall have no right of subrogation against the Lessee by reasons of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under said Lease.

         6. Notwithstanding any payments of Basic Rent or Additional Rent made by the undersigned pursuant to the provisions of this Guaranty, the undersigned shall not seek to enforce or collect upon any rights which the undersigned now has or may acquire against the Lessee either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty. In the event either a petition is filed under the Bankruptcy Code or under any other applicable Federal or state insolvency law in regard to the Lessee, or an action or proceeding is commenced for the benefit of the creditors of the Lessee, and the Lessor is ordered to repay all or any portion of any payments made to Lessor which were received from or on behalf of the Lessee and which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, the undersigned shall pay to the Lessor an amount equal to such payments held to be voidable, provided, however, that the aggregate of all payments made by the undersigned under this Guaranty shall not exceed the amount of the Basic Rent and Additional Rent arrears then due and payable.

            If at any time payment, or portion thereof, made by or for the account of the undersigned on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state insolvency law or similar law, the undersigned hereby agrees that this Guaranty (a) shall continue and remain in full force and effect, and
(b) if previously terminated as a result of the undersigned having fulfilled the undersigned's obligations hereunder in full or as a result of the Lessor having released the undersigned from its obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the same force and effect as though such payment or portion thereof had not been made, and, if applicable, as if such previous termination had not occurred.

         7. This Guaranty shall apply to the said Lease and to any renewal or extension thereof.

         8. This instrument and the Lease may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Lessor.

         IN WITNESS WHEREOF, the Guarantor has hereunto set his hands and seals the 5th day of March, 1997

                                          LONG BEACH MORTGAGE COMPANY


                                          BY:  /s/ Norman  [ILLEGIBLE]
                                             ------------------------------

                                LANDLORD WAIVER:

KNOW ALL MEN BY THESE PRESENTS:

         (i) The undersigned, MACK PARAMUS AFFILIATES is the Owner and Landlord ("Landlord") under a real property lease with Lessee in the following described real property (the "Real Property"): That certain real property known as Mack Centre II located at One Mack Centre Drive in the County of Bergen State of New Jersey.

         (ii) Long Beach Acceptance Corp. ("Lessee") has entered into or will enter into a Master Equipment Lease and Schedules thereto with Fleetwood Financial Corp. ("Lessor") (the "Lease"); said Lease covers certain personal property (the "Personal Property"), which is or will be located upon the Real Property, and such Personal Property is described in the Lease and is further described on Exhibit A annexed hereto and made a part hereof.

         (iii) Lessor, as a condition to entering into the Master Equipment Lease, requires that the undersigned Landlord agrees to allow the removal by Lessor of the Personal Property from the Real Property upon the terms and conditions set forth below.

         NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned agrees to the placing of the Personal Property on the Real Property, and agrees as follows:

         1. The Personal Property shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

         2. The undersigned hereby consents to the Lessor taking a security interest in such Personal Property, and has no interest, and will not claim any interest, in the Personal Property; provided, however, that this shall not be deemed to impair Landlord's rights to (a) bid for and purchase such Personal Property at a public or private sale; (b) any surplus monies arising out of a sale of the Personal Property; or (c) file proofs of claim or otherwise participate in insolvency or bankruptcy proceedings involving Lessee or the Personal Property.

         3. The undersigned will permit Lessor upon reasonable advance written notice to Landlord, and at times reasonably acceptable to Landlord, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Lease, or otherwise including, without limitation, the right to remove the Personal Property; provided that Lessor indemnifies Landlord and holds it harmless from and against any other person, corporation or entity claiming to have any interest or title in or to the Personal Property. Landlord agrees to such removal of Personal Property on the condition, also, that its permission does not extend to the removal of leasehold improvements. If Lessor, in removing the Personal Property, damages any improvements of the undersigned on the Real Property, Lessor will at its expense, immediately cause same to be repaired.

         4. Prior to the removal of the Personal Property from the Real Property by Lessor, Lessor shall post a security deposit or other reasonable assurance with Landlord to cover the cost of any damage to the Real Property caused by such removal.

         5. Lessor hereby waives any claim or cause of action against Landlord for injury or damage to person or property, whether due to Landlord's negligence or otherwise, or any other claim whatsoever in connection with or arising out of Lessor's entry upon the Real Property and/or its removal of the Personal Property therefrom.

         6. This agreement shall be binding upon the heirs, successors and assigns of the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this instrument at _______________________, this 23rd day of February, 1998.

FLEETWOOD FINANCIAL CORP., LESSOR

    /s/  [ILLEGIBLE]
---------------------------------

MACK PARAMUS AFFILIATES, LANDLORD
By: Cali-Sub I, Inc.
    General Managing Partner

    /s/  James G. Nugent
---------------------------------
    Sr. V. President

                                   EXHIBIT A

         Equipment Schedules to Master Lease Agreements No. 3162 & 3057

              See the attached Exhibit "A" (Schedule of Equipment)

All equipment which is stated as located at 690 Kinderkamack Road, Oradell, NJ 06749 on the Exhibit "A" (Schedule of Equipment) is now located at Mack Centre II, One Mack Centre Drive, 4th Floor, Paramus, NJ 07652.

                            FIRST AMENDMENT TO LEASE

         THIS AMENDMENT (hereinafter referred to as this "Amendment") made the 30th day of June, 1998, between MACK-CALI REALTY, L.P., successor in interest to MACK PARAMUS AFFILIATES (hereinafter referred to as "Lessor"), whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and LONG BEACH ACCEPTANCE CORP. (hereinafter referred to as "Lessee"), whose address is One Mack Centre Drive, Paramus, New Jersey 07652.

                              W I T N E S S E T H:

         WHEREAS, Lessor's predecessor, Mack Paramus Affiliates and Lessee entered into a Lease dated March 5, 1997 (hereinafter referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 34,759 gross rentable square feet of space consisting of 15,504 gross rentable square feet on the first (1st) floor and 19,755 gross rentable square feet on the fourth (4th) floor (hereinafter referred to as the "Existing Premises") in the building known as Mack Centre II located at One Mack Centre Drive, Paramus, New Jersey (hereinafter referred to as the "Building"); and

         WHEREAS, on December 11, 1997, Mack-Cali Realty, L.P. succeeded to the interest of Mack Paramus Affiliates; and

         WHEREAS, the Lease contained an obligation on the thirteenth month after the Commencement Date of the Lease for the Lessor to provide an additional 6,150 gross rentable square feet ("6,150 Space") to Lessee, and the Lessee had an obligation to lease the 6,150 Space from the Lessor; and

         WHEREAS, the parties hereto desire to amend the Lease in the respects and on the conditions hereinafter stated.

         NOW, THEREFORE, Lessor and Lessee agree as follows:

         1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

         2. Lessor shall have no obligation now or in the future to provide to Lessee the 6,150 Space.

         3. Lessee shall have no obligation now or in the future to lease the 6,150 Space from Lessor.

         4. Lessor and Lessee hereby agree that all references to the 6,150 space including Sections 1, 3(b), 37 and 42(a) in the Lease are hereby deleted with no further obligation of either party as it pertains to that space.

         5. As of the date hereof, Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease and that to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

         6. As of the date hereof, Lessor represents, warrants and covenants that Lessee is not in default under any of its obligations under the Lease and that to the best of Lessor's knowledge, Lessor is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessee or Lessor thereunder.

         7. Except as amended by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as amended by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

         IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

                                      MACK-CALI REALTY, L.P.,
                                      LESSOR

                                      By:   Mack-Cali Realty Corporation
                                            General Partner

                                      By:   /s/ James G. Nugent
                                            -----------------------------
                                            Name: James G. Nugent
                                            Title: Sr. V.P. - Leasing


                                      LONG BEACH ACCEPTANCE CORP., LESSEE

                                      By:   /s/ George S. Ginsberg
                                            -----------------------------
                                            Name: George S. Ginsberg
                                            Title: Executive Vice President and
                                                   Secretary


                                       2